Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Verb Technology Company, Inc. on Form S-3 (No. 333-252167), (No. 333-262132), and (333-264038), and on Form S-8 (No. 333-284091) and (No. 333-235684), of our report dated March 24, 2025, with respect to our audits of the consolidated financial statements of Verb Technology Company, Inc. as of and for the years ended December 31, 2024 and 2023, which appear in this Annual Report on Form 10-K.

/s/ Grassi & Co., CPAs, P.C.

Jericho, New York

March 24, 2025